EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement on Form S-4 of BankFirst Corporation, of our report dated January 22, 1998 on the 1997, 1996 and 1995 consolidated financial statements of First Franklin Bancshares, Inc. We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ G.R. Rush & Company, P.C.
    -----------------------------
    G.R. Rush & Company, P.C.

Chattanooga, Tennessee
June 11, 1998